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                                                                     EXHIBIT 5.1

                            ATTORNEYS AT LAW               San Francisco, CA
                                                           415 693-2000

COOLEY GODWARD LLP          2595 Canyon Boulevard          Palo Alto, CA
                            Suite 250                      415 843-5000
                            Boulder, CO
                            80302-6737                     Menlo Park, CA
                            Main   303 546-4000            415 843-5000
                            Fax    303 546-4099
                                                           San Diego, CA
                                                           619 550-6000
                                                           Denver, CO
                                                           303 606-4800
                            http://www.cooley.com


                            JAMES C. T. LINFIELD
                            303 546-4010
                            linfieldjct@cooley.com

December 3, 1999

Anesta Corp.
4745 Wiley Post Way
Plaza 6, Suite 650
Salt Lake City, UT  84116

         Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Anesta Corp. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 700,000 shares of the Company's Common Stock, $.001 par value, pursuant to its 1993 Stock Option Plan, as amended (the "Plan"), and up to 200,000 shares of the Company's Common Stock pursuant to its 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") (collectively, the "Shares").

         In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan or the Directors' Plan, respectively, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

         Very truly yours,

Cooley Godward LLP



By:  /s/ James C.T. Linfield
   -------------------------------
     James C. T. Linfield